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                        COMMUNITY INDEPENDENT BANK, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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                        COMMUNITY INDEPENDENT BANK, INC.
                              201 NORTH MAIN STREET
                               BERNVILLE, PA 19506

                                  April 5, 2000



To the Shareholders of Community Independent Bank, Inc.


     Enclosed please find a revised 1999 Annual Report of Community Independent Bank, Inc. which should replace the Annual Report previously mailed to you by letter dated March 21, 2000. The 1999 Annual Report was revised to reflect certain printing errors in our consolidated financial statements.

     We also would like to take this opportunity to inform you that, effective March 23, 2000, Arlan J. Werst has resigned from his position as President and Chief Executive Officer of Community Independent Bank, Inc. and Bernville Bank, N.A. We are grateful to Arlan for his 15 years of service and wish him well in his future endeavors.

     The Board of Directors has appointed a transition team consisting of Directors Walter J. Potteiger and Karl D. Gerhart to manage the day-to-day operations of the Company and the Bank, under the supervision of Chairman Frederick P. Krott, while an executive search is conducted.

                                         Very truly yours,


                                         Frederick P. Krott
                                         Chairman, Board of Directors